UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

DESTINATION MATERNITY CORPORATION

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

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April 27, 2018

Via e-mail and U.S. Mail

Nathan G. Miller

c/o NGM Asset Management, LLC

27 Pine Street, Suite 700

New Canaan, CT 06840

Dear Mr. Miller:

Based on your April 26, 2018 letter, it appears, unfortunately, that my April 25, 2018 exhortation to you to cease your pejorative and pointless public posturing fell on deaf ears.

Again, we have complied with all of our obligations to you. The registered holder list which was provided to your proxy solicitor on April 20, 2018, which was the only such list we had, did include all the information you had requested. Nonetheless, we had another such list created, just for you, that specifically marked the information you apparently wanted highlighted, and your proxy solicitor received that list on April 25, 2018. It does seem peculiar that you would continue to complain about a matter which your letter admits was resolved satisfactorily.

As to the Non-Objecting Beneficial Owners List, again, as we told you, it has been requested, and we expect to be in a position to provide it to your proxy solicitor on April 27, 2018.

As to the “feedback” you allegedly have been hearing from a “number of stockholders,” the Company’s definitive proxy statement has been distributed, and the Company is in a position to be soliciting proxies. As to your definitive proxy statement, we trust that it will correct the apparent misstatement which appeared in your preliminary proxy statement regarding the academic credentials of Marla A. Ryan, one of your nominees for election to our Board of Directors. That disclosure, as well as Ms. Ryan’s resume which you provided to us, disclosed a degree from the Parsons School of Design. That same disclosure appeared in your April 23, 2018 press release, which you subsequently corrected to delete any reference to a degree.

Very truly yours,

/s/ Barry Erdos

Barry Erdos

Chairman of the Board of Directors

Important Additional Information

Destination Maternity, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Destination Maternity stockholders in connection with the matters to be considered at Destination Maternity’s 2018 Annual Meeting to be held on May 23, 2018. On April 23, 2018, Destination Maternity filed a definitive proxy statement (the “Proxy Statement”) and form of White proxy card with the SEC in connection with any such solicitation of proxies from Destination Maternity stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WITH RESPECT TO THE 2018 ANNUAL MEETING, AND OTHER DOCUMENTS FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other materials to be filed with the SEC in connection with Destination Maternity’s 2018 Annual Meeting. Stockholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Destination Maternity with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at http://investor.destinationmaternity.com.